As Filed with the Securities and Exchange Commission on
                                     January 8, 1999 Registration No. 333-62463
        --------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                  PRE-EFFECTIVE AMENDMENT NO. 2

                               FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       ACCESS PHARMACEUTICALS, INC.
            (Exact name of registrant as specified in its charter)
                          -------------------

        Delaware                         3841                    83-0221517
------------------------------  ---------------------------- -----------------
(State or Other Jurisdiction of (Primary Standard Industrial (I.R.S. Employer
 Incorporation or Organization) Classification Code Number) Identification No.)
                          --------------------

                     2600 Stemmons Freeway, Suite 176,
                          Dallas, Texas 75207
                            (214) 905-5100
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                          --------------------

                             Kerry P. Gray
                   President and Chief Executive Officer
                      Access Pharmaceuticals, Inc.
                    2600 Stemmons Freeway, Suite 176
                         Dallas, Texas 75207
                            (214) 905-5100
                (Name, address, including zip code, and
     telephone number, including area code, of agent for service)
                          ---------------------

                            with copies to:

                         John J. Concannon III
                           Bingham Dana LLP
                          150 Federal Street
                            Boston, MA 02110
                            (617) 951-8000
                         ---------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /x/



                    CALCULATION OF REGISTRATION FEE

Title of Securities to be   Amount to be Registered   Proposed Maximum
      Registered                                    Offering Price Per Share(1)
-------------------------   ----------------------  ------------------------
Common Stock $.01 par        2,440,305 shares (2)          $ 1.67
value per share


  Proposed Maximum
 Aggregate Offering       Amount of
      Price (1)         Registration Fee
-------------------   -------------------
    $4,075,309            $1,202.22 (3)

(1) Estimated solely for the purpose of determining the registration fee. Calculated in accordance with Rule 457(c) under the Securities Act of 1933 based on the average of the bid and ask prices reported in the consolidated trading system of the National Association of Securities Dealers, Inc. Automated Quotation System Over-the-Counter Bulletin Board on August 26, 1998.

(2) Includes 579,616 shares issuable to certain selling stockholders upon exercise of warrants for the purchase of shares of the Registrant's Common Stock (see "Selling Stockholders")

(3) Previously paid.

                          -------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Item 16. Exhibits and Financial Statment Schedule

(a)  Exhibits:

4.  Exhibit Number


 99    Securities and Exchange Letter

                           SIGNATURES
                           ----------

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on this 11th day of Janaury, 1999.

                                  ACCESS PHARMACEUTICALS, INC.

                                  By  /s/ Kerry P. Gray
                                      -------------------
                                      Kerry P. Gray
                                      President and Chief Executive
                                      Officer, Director

                     POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below hereby constitutes and appoints Kerry P. Gray, as his attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, (i) to sign any and all amendments (including post-effective amendments) to this Registration Statement,
(ii) to sign any registration statement to be filed pursuant to Rule 462(b) under the Securities Act of 1933 for the purpose of registering additional shares of Common Stock for the same offering covered by this Registration Statment, and (iii) to file any of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following person in the capacities and on the dates indicated.


       Signature                        Title                      Date
------------------------     -----------------------------    -------------
  /s/  KERRY P. GRAY          President and Chief Executive
--------------------
    Kerry P. Gray             Officer, Director              January 11, 1999


            *
--------------------------
Herbert H. McDade, Jr.          Director                     January 11, 1999

            *
--------------------------
J. Michael Flinn                Director                     January 11, 1999


            *
----------------------
Stephen B. Howell               Director                     Janaury 11, 1999

            *
----------------------
Max Link                        Director                     January 11, 1999


/s/  STEPHEN B. THOMPSON
------------------------
Stephen B. Thompson             Chief Financial Officer,     January 11, 1999
                                Treasurer

/s/ Kerry P. Gray
---------------------
    Kerry P. Gray                                            January 11, 1999
 *  Attorney in Fact